Exhibit 23 - Consent of Ernst & Young

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We   consent  to  the incorporation by reference in  this  Annual
Report (Form 10-K) of Burr-Brown  Corporation of our report dated
January  22,  1997,  included in the  1996   Annual   Report   to
Stockholders  of  Burr-Brown Corporation.

Our audits also include the financial statement schedule of Burr-Brown Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-65866) pertaining to the Burr-Brown Corporation Stock Incentive Plan and in the Registration Statement (Form S-8, No. 33-12185) pertaining to the Burr-Brown Corporation Future Investment Trust of our report dated January 22, 1997, with respenct to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Burr-Brown Corporation.

Ernst & Young LLP
Tucson, Arizona
March 28, 1997